                                                                    Exhibit 99.2

                     Independent Accountants' Review Report


The Executive Committee
Meenan Oil Co., L.P. and
 Subsidiaries:


We have reviewed the accompanying consolidated balance sheet of Meenan Oil Co., L.P. and subsidiaries as of March 31, 2001 and the related consolidated statements of income and partners' equity, comprehensive income and cash flows for the nine months ended March 31, 2001 and 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.



July 31, 2001

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                          Consolidated Balance Sheet

                                March 31, 2001


                                    Assets
Current assets:
   Cash                                                                                   $          4,441,644
   Accounts receivable - trade, less allowance for doubtful
     accounts of $ 475,000                                                                          39,883,020
   Inventories                                                                                      12,673,745
   Prepaid expenses and other current assets                                                         3,478,952
                                                                                                 -------------

        Total current assets                                                                        60,477,361
                                                                                                 -------------

Property, plant and equipment, net                                                                  13,531,264
                                                                                                 -------------

Customer lists and other intangible assets, net                                                     22,295,389
Other, net                                                                                           1,249,030
                                                                                                 -------------

                                                                                                    23,544,419
                                                                                                 -------------

                                                                                          $         97,553,044
                                                                                                 =============
                       Liabilities and Partners' Equity

Current liabilities:
   Current maturities of long-term debt                                                   $         20,144,275
   Accounts payable                                                                                  5,858,810
   Customers' credit balances and deposits                                                           3,589,529
   Accrued expenses:
     Payroll                                                                                         2,204,456
     Other                                                                                          11,356,033
   Unearned service contract revenues                                                                6,323,657
                                                                                                 -------------

        Total current liabilities                                                                   49,476,760
                                                                                                 -------------

Long-terns debt, less current maturities                                                           32,586,714
                                                                                                 -------------

Other long-term liabilities                                                                          6,300,966
                                                                                                 -------------
Partners' equity:
   Partners' equity                                                                                  9,431,431
Accumulated other comprehensive loss                                                                  (242,827)
                                                                                                 -------------

        Total partners' equity                                                                       9,188,604
                                                                                                 -------------

                                                                                          $         97,553,044
                                                                                                 =============

     Unaudited - see accompanying accountants' review report and notes to consolidated statements.

                    MEENAN OIL CO., L.P. AND SUBSIDIARIES

            Consolidated Statements of Income and Partners' Equity

               For the nine months ended March 31, 2001 and 2000

                                                                                              2001              2000
                                                                                        ---------------    ---------------
Sales                                                                                  $  217,664,965        175,144,022
Cost of sales                                                                             163,965,742        129,457,806
                                                                                        ---------------    ---------------

         Gross profit                                                                      53,699,223         45,686,216
                                                                                        ---------------    ---------------

Selling, general and administrative expense                                                33,378,819         30,493,396
Amortization of intangible assets                                                           1,496,081          1,579,393
Depreciation and amortization                                                               1,149,439          1,022,258
Bad debt expense                                                                              912,352            197,270
                                                                                        ---------------    ---------------

                                                                                           36,936,691         33,292,317
                                                                                        ---------------    ---------------

         Operating income                                                                  16,762,532         12,393,899
                                                                                        ---------------    ---------------

Other expense (income):
   Interest expense                                                                         3,557,259          2,969,593
   Interest income                                                                           (314,360)          (248,888)
   Sundry                                                                                    (654,764)          (472,733)
                                                                                        ---------------    ---------------

                                                                                            2,588,135          2,247,972
                                                                                        ---------------    ---------------

Income before cumulative effect of change in accounting
   principle                                                                               14,174,397         10,145,927

Cumulative effect of change in accounting principle
   for adoption of SFAS No. 133                                                                57,653                  -
                                                                                        ---------------    ---------------

         Net income                                                                        14,232,050         10,145,927

Partners' deficit, beginning of year                                                       (1,112,351)        (6,460,204)
Distribution to partners                                                                   (3,688,268)        (1,315,007)
                                                                                        ---------------    ---------------

Partners' equity, end of year                                                          $    9,431,431          2,370,716
                                                                                        ===============    ===============

Unaudited - see accompanying accountants' review report and notes to consolidated statements.

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                Consolidated Statements of Comprehensive Income

               For the nine months ended March 31, 200l and 2000

                                                                                        2001                   2000
                                                                                  -----------------      ----------------
Net income                                                                      $       14,232,050           10,1.45,927

Other comprehensive income:
  Unrealized loss on derivative instruments                                               (243,405)                   --

                                                                                  -----------------      ----------------
Comprehensive income                                                            $       13,988,645            10,145,927
                                                                                  =================      ================

                                          Reconciliation of Accumulated Other
                                              Comprehensive Income (Loss)

Balance, beginning of year                                                      $               --                    --
  Cumulative effect of the adoption of SFAS No. 133                                        444,028                    --
  Current period reclassification to earnings                                             (443,450)                   --
  Current period other comprehensive income                                               (243,405)                   --
                                                                                  -----------------      ----------------
Balance, end of year                                                            $         (243,827)                   --
                                                                                  =================      ================


Unaudited - see accompanying accountants' review report and notes to consolidated Statements.

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

               For the nine months ended March 31, 2001 and 2000

                                                                                            2001                     2000
                                                                                     ------------------         --------------
Cash flows from operating activities:
 Net income                                                                        $      14,232,050               10,145,927
 Adjustments to reconcile net income to net
  cash used in operating activities:
    Depreciation and amortization                                                          2,645,520                2,601,651
    Gain on sale of equipment and other assets                                               (88,710)                 (18,375)
    Cumulative effect of a change in accounting principle
     for the adoption of SFAS No. 133                                                        (57,653)                      --
    Changes in operating assets and liabilities:
      Accounts receivable                                                                (22,384,391)             (19,607,758)
      Inventories                                                                         (4,960,327)                (886,037)
      Prepaid expenses and other                                                              54,444                      (20)
      Other assets                                                                            41,132                  (58,296)
      Accounts payable and accrued expenses                                                5,129,272                4,625,479
      Customer credit balances and deposits                                                 (693,475)              (3,204,649)
      Other liabilities                                                                      718,697                2,203,986
                                                                                   -----------------         ----------------
            Net cash used in operating activities                                         (5,363,441)              (4,198,092)
                                                                                   -----------------         ----------------
Cash flows from investing activities:
 Proceeds from sale of equipment and other assets                                            292,050                   23,598
 Capital expenditures                                                                     (1,094,164)              (1,140,629)
 Payments for purchase of heating oil companies                                           (2,651,758)             (10,924,186)
                                                                                   -----------------         ----------------
            Net cash used in investing activities                                         (3,453,872)             (12,041,217)
                                                                                   -----------------         ----------------
Cash flows from financing activities:
 Proceeds from long-term debt                                                             16,500,000               20,500,000
 Principal payments on long-term debt                                                       (158,286)                (188,630)
 Distributions to partners                                                                (3,688,268)              (1,315,007)
                                                                                   -----------------         ----------------
            Net cash provided by financing
             activities                                                                   12,653,446               18,996,363
                                                                                   -----------------         ----------------
Net increase in cash                                                                       3,836,133                2,757,054

Cash at beginning of year                                                                    605,511                2,544,357
                                                                                   -----------------         ----------------
Cash at end of year                                                                $       4,441,644                5,301,411
                                                                                   =================         ================

Unaudited - See accompanying accountants' review report and notes to consolidated statements.

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


(1)  Summary of Significant Accounting Policies and Practices

     (a)  Description of Business

          Meenan Oil Co., L.P. (the Company) engages primarily in the retail and wholesale distribution of home heating oil. In January 1992, the Company was formed through the contribution by Meenan Oil Co., Inc. (Meenan Inc.) of substantially all of its assets in exchange for a general partnership interest in the Company. The Company is a limited partnership consisting of various limited partners with Meenan Inc. as the sole general partner. During fiscal 2000, the Company admitted 4 employees as Class B limited partners to the partnership. These partners were not required to make a capital contribution. As of March 31, 2001, Meenan Inc. owned a 75.07% interest in the Company.

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

     (c)  Inventories

          Inventories are valued at the lower of cost (first-in, first-out basis) or market.

     (d)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

               Building and improvements             20 - 31.5 years
               Automotive equipment                    5 - 7 years
               Furniture, fixtures and equipment       5 - 10 years
               Leasehold improvements                Term of leases

     (e)  Derivative Instruments and Hedging Activities

          In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and

                                       6                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000



     Hedging Activities" (SFAS No. 133) as amended by SFAS No. 137 and No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires the recognition of all derivative instruments as assets or liabilities in the Company's balance sheet and measurement of those instruments at fair value and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

     The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge, and if so, the type of hedge. For derivatives designated as Cash Flow Hedges, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. For derivatives recognized as Fair Value Hedges, changes in fair value are recognized in the income statement and are offset by related changes in the fair value of the item hedged. Changes in the fair value of derivative instruments which are not designated as hedges or which do not qualify for hedge accounting are recognized currently in earnings.

     The Company purchases and sells futures contracts on the New York Mercantile Exchange as a hedge against oil prices. The purpose of the hedges is to provide a measure of stability in the volatile market of oil and to manage its exposure to commodity price risk under certain existing sales commitments. Futures contracts open as of March 31, 2001 have expiration dates through March 2002. The Company adopted SFAS No. 133 on July 1, 2000, and records its derivatives at fair market value. As a result of adopting the Standard, the Company recognized current assets of $501,681, a $57,653 increase in net income and a $444,028 increase in additional other comprehensive income, which were recorded as cumulative effect of a change in accounting principle. The fair value of these outstanding contracts is recorded in the Company's balance sheet. For the nine-month period ended March 31, 2001, the Company recorded a net decrease of $243,405 to other comprehensive income for the net change in value of derivative instruments designated as cash flow hedges, and recorded a net loss of approximately $443,450 representing the net change in the fair value of all the derivative contracts which are no longer outstanding at March 31, 2001. The estimated net amount of existing losses currently within other comprehensive income are expected to be reclassified into earnings within the next twelve months.

                                       7                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


(f)  Customer Lists and Other Intangible Assets

     The costs of customer lists and covenants not to compete are amortized over a five to fifteen-year period on a straight-line basis. Goodwill is amortized on a straight-line basis over a forty-year period.

     The Company assesses the recoverability of these intangible assets by determining whether the amortization of the respective balance over its remaining life can be recovered through undiscounted future operating cash flows.

(g)  Revenue Recognition

     Sales of heating oil and heating oil equipment are recognized at the time of delivery of the product to the customer or installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for burner service contracts are deferred and amortized into income over the term of the respective contracts.

(h)  Income Taxes

     The Company is a limited partnership and the partners are taxed on their proportionate share of the income generated by the partnership.

(i)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

(j)  Long-Lived Assets

     The Company's accounting policies relating to the recording of long-lived assets including property and equipment and intangibles are discussed above. The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires, among other things, that long-lived assets held

                                       8                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


          and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets. Assets to be disposed of or sold are reported at the lower of the carrying amount or fair value less costs to sell.

(2)  Property and Equipment

     Property and equipment consists of the following:

               Land                                $  2,586,821
               Buildings and improvements            11,046,891
               Automotive equipment                  14,042,972
               Furniture, fixtures and equipment      5,927,164
               Leasehold improvements                   864,715
                                                    -----------
                                                     34,468,563
               Less accumulated depreciation
                    and amortization                (20,937,299)
                                                    -----------

                                                   $ 13,531,264
                                                    ===========

(3)  Supplemental Cash Flow Information

     The following is supplemental information relating to the statements of cash flows:

                                                2001          2000
                                            ------------  ------------

       Cash paid during the year for:
          Interest                         $   2,766,699     2,400,665
                                           =============  ============

                                       9                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000



(4)  Customer Lists and Other Intangible Assets

     Customer lists and other intangible assets at March 31, 2001 consist of:


               Customer lists                          $ 33,744,755
               Covenants not to compete                   6,995,549
               Goodwill                                   4,938,692
               Other                                        105,343
                                                        -----------
                                                         45,784,339

               Less accumulated amortization            (23,488,950)
                                                        -----------

                                                       $ 22,295,389
                                                        ===========

(5)  Long-Term Debt

     Long-term debt, less current maturities, at March 31, 2001 consist of:

               Senior secured notes with interest
                  at 9.34% per annum (a)               $ 25,000,000
               Revolving credit agreement (b)            27,500,000
               Other note payable with interest at
                  7.0% per annum, maturing at
                  various dates to August 2004              230,989
                                                       ------------
                                                         52,730,989

               Less current maturities                   20,144,275
                                                       ------------

                                                       $ 32,586,714
                                                       ============

                                      10                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000



(a) During 1996, the Company issued senior secured notes due November 1, 2007 in the amount of $25,000,000 with a fixed rate of 9.34%. Interest only is due in semiannual payments through May 1, 2003. Principal is to be paid as follows:

               Period ending March 31:
                    2004                          $  5,000,000
                    2005                             5,000,000
                    2006                             5,000,000
                    2007                             5,000,000
                    2008                             5,000,000


     The notes are collateralized by the shares of common stock of Meenan Inc., the general partnership interests owned by Meenan Inc. and the accounts receivable, equipment, general intangible assets, inventory and goods of the Company. In connection with these notes, the Company is required to maintain certain levels of working capital and earnings, is restricted in other investments it may make and transactions it may enter into and must maintain certain financial ratios. The Company was in compliance with all the covenants of the notes at March 31, 2001.

(b) The Company has an amended revolving credit agreement with two banks. The agreement is comprised of two commitments of $12,500,000 and $45,000,000 totaling $57,500,000. The amount outstanding under the first commitment at March 31, 2001 was $12,500,000. The amount available under the first commitment is reduced automatically and permanently each year as defined in the amended agreement. At March 31, 2001, the total available under the first commitment, which expires on July 1, 2003, was $12,500,000, which will be reduced as follows:

               Period ending March 31:
                    2002                          $  5,000,000
                    2003                             5,000,000
                    2004                             2,500,000
                                                  ------------

                                                  $ 12,500,000
                                                  ============

                                      11                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000



     In addition, the first commitment may be automatically and permanently reduced annually through September 28, 2002. The reduction at September 28, 2000 is based on the amount by which June 30, 2000 gross operating cash generated exceeds amounts specified in the agreement. No such reduction was made on September 28, 2000.

     The second commitment, which expires on July 1, 2003, totals $45,000,000. of which approximately $11,346,000 was utilized for open letters of credit at March 31, 2001. The amount outstanding under the second commitment at March 31, 2001 was $15,000,000.

     Under both commitments, the interest rate options consist of:

     .    1.65% over the greatest of three defined rates, including prime.
     .    2.50% over a defined adjusted Certificate of Deposit (CD) rate.
     .    1.50% to 3.0% over a defined adjusted LIBOR rate.
     . 2.50% over the Agent bank's Acceptance Draft discount rate, as defined.

     The weighted average interest rate on this debt at March 31, 2001 was 6.65%.

     In connection with this revolving credit agreement, the Company is required to pay a commitment fee of 1/2 of 1% of the unused portion of the line of credit. In addition, the Company incurred financing costs in connection with this credit agreement and the amendments thereto amounting to approximately $1,440,000, which amount is included, net of amortization, in other assets on the consolidated balance sheet. Deferred financing costs are being amortized on a straight-line basis over the term of the related debt.

     Borrowings under the revolving credit agreement are collateralized by the shares of common stock of Meenan Inc., all of the general partnership interests owned by Meenan Inc., the stock of all of the subsidiaries of the Company and all of the personal property of the Company and its subsidiaries, including accounts receivable, inventory, equipment, fixtures, general intangible assets and customer lists.

     In connection with this revolving credit agreement, the Company is required to maintain certain levels of working capital and tangible net worth, is restricted in the amount of fixed assets it may acquire and other investments it may make and must maintain certain financial ratios. The Company was in compliance with all the covenants of the agreement at March 31, 2001.

                                      12                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


     Maturities of all long-term debt are as follows:

               Period ending March 31:
                    2002                               $ 20,144,275
                    2003                                  5,070,000
                    2004                                  7,516,714
                    2005                                  5,000,000
                    2006                                  5,000,000
                    2007 and thereafter                  10,000,000
                                                       ------------

                                                       $ 52,730,989
                                                       ============

(6)  Leases

     The Company is obligated under several non-cancelable leases covering office, storage and other facilities, as well as transportation equipment for remaining periods of one to thirteen years. The Company also leases certain telephone equipment.

     Future minimum lease payments for operating leases with initial or remaining terms in excess of one year are as follows:


                                                        Operating
                                                         leases
                                                         ------
               Period ending March 31:
                    2002                             $   588,397
                    2003                                 512,331
                    2004                                 500,062
                    2005                                 445,286
                    2006                                 231,793
                    Later years                        1,129,462
                                                       ---------

                    Total minimum lease payments     $ 3,407,331
                                                       =========

     Total rent expense for all operating leases for the nine months ended March 31, 2001 and 2000 totaled approximately $1,619,000 and $1,739,000, respectively.

                                      13                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000

(7)  Income Taxes

     The Company is a limited partnership and as such, Federal and state taxes payable on its income are the responsibility of the individual partners and are not reflected in the financial statements of the Company.


(8)  Employee Benefit Plans

     (a)  Pension Benefits

          The Company has a noncontributory defined benefit pension plan which provides benefits to all eligible employees. Certain other employees are covered by union retirement plans to which the Company contributes. Pension expense for these plans aggregated approximately $1,198,000 and $1,188,000 for the nine months ended March 31, 2001 and 2000, respectively.

          The following table sets forth the defined benefit plan's benefit obligation, fair value of plan assets, and funded status at June 30, 2000:


                                                                Pension benefits
                                                                ----------------
          Change in projected benefit obligation:
           Projected benefit obligation at beginning of year    $  29,341,414
           Service cost                                             1,275,696
           Interest cost                                            2,074,519
           Actuarial gain                                          (2,106,796)
           Benefits paid                                           (1,186,648)
                                                                -------------

             Projected benefit obligation at end
                of year                                         $  29,398,185
                                                                =============

          Change in plan assets:
           Fair value of plan assets at beginning of year       $  31,558,390
           Actual return on plan assets                             1,400,787
           Benefits paid                                           (1,186,648)
                                                                -------------

                Fair value of plan assets at end of year        $  31,772,529
                                                                =============

                                      14                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


                                                            Pension benefits
                                                            ----------------

         Funded status                                         $ 2,374,344
         Unrecognized transition asset                             329,873
         Unrecognized prior service cost                            (8,411)
         Unrecognized net actuarial gain                        (7,403,004)
                                                                 ----------

                Accrued in balance sheet (other
                 long-term liabilities)                        $(5,366,944)
                                                                 ==========

         Weighted average assumptions as of June 30, 2000:
           Discount rate                                              7.75%
           Rate of compensation increase                              4.00%
           Expected return on plan assets                             8.50%

         Components of net periodic benefit cost:
           Service cost                                       $  1,275,696
           Interest cost                                         2,074,519
           Expected return on plan assets                       (2,627,828)
           Amortization of unrecognized transition
             (asset) obligation                                   (143,424)
           Amortization of prior service cost                       (1,092)
           Recognized net actuarial gain                          (265,130)
                                                                 ----------

                Net periodic benefit cost                     $    312,741
                                                                 ==========

(b)  Executive Committee Bonus Plan

     The Company's Executive Committee has adopted a bonus plan, which provides for cash bonuses to eligible employees based upon the operating performance of the Company. Expense under the plan totaled approximately $797,000 and $634,000 for the nine months ended March 31, 2001 and 2000, respectively. The plan for any fiscal year may be modified or terminated at any time prior to the end of such year by the Company's Executive Committee.

                                      15                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000


(9)  Acquisitions

     During 2001, the Company acquired the assets of five retail fuel oil businesses. The total purchase price for these acquisitions totaled approximately $2,374,000, of which $519,000 represented the fair value of property and equipment. The balance of $1,855,000 was allocated to customer lists and other intangibles. During 2000, the Company acquired the assets of six retail fuel oil businesses, an environmental consulting business and a retail security alarm business. The total purchase price for these acquisitions totaled approximately $10,924,000, of which $3,015,000 represented the fair value of property and equipment. The balance of $7,909,000 was allocated to customer lists and other intangibles. In addition, certain of the acquisitions contain contingent payout provisions based on the attainment of sales volume, for which the Company has accrued approximately $582,000 as of March 31, 2001. These acquisitions have been accounted for using the purchase method of accounting, and their operating results which are not material to the Company, are included in the consolidated statements of income from their respective dates of acquisition.


(10) Distributions

     For the nine months ended March 31, 2001 and 2000, the Executive Committee of the Company approved distributions to the partners of $3,688,268 and $1,315,007, respectively.


(11) Commitments and Contingencies

     (a) The Company is a defendant in certain legal actions the outcome of which, in the opinion of management based in part on the opinion of counsel, is not expected to have a materially adverse impact on the Company's financial position or results of operations.

     (b) The Company has elected to either self-insure or maintain high deductibles on its workers' compensation, auto and general liability insurance coverages. A liability of approximately $5,452,000 is included in accrued expenses - other for unpaid claims and an estimate for claims incurred but not reported for the nine months ended March 31, 2001. The Company has coverage to prevent catastrophic losses resulting from claims.

                                      16                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            March 31, 2001 and 2000



(12) Subsequent Event

     On July 31, 2001, the Company entered into an equity purchase agreement with Petro, Inc. for the sale of stock of Meenan Oil Co., Inc. and subsidiaries and the limited partnership interests of Meenan Oil Co., L.P. and the stock of its subsidiary. Under the terms of the agreement, amounts outstanding under the senior secured notes and the revolving credit agreement are to be repaid from the proceeds of the equity purchase agreement.

                                      17